UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 10, 2025

INTERNATIONAL ISOTOPES INC.

(Exact name of registrant as specified in its charter)

Texas	0-22923	74-2763837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4137 Commerce Circle
Idaho Falls, ID 83401
(Address of Principal Executive Offices) (Zip Code)

208-524-5300
Registrant’s telephone number, including area code: (505) 438-2576

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

Effective October 10, 2025, International Isotopes Inc. (“we,” “our,” “us,” or the “Company”) entered into an employment agreement with Mr. Shahe Bagerdjian (the “Employment Agreement”). Mr. Bagerdjian has served as President of the Company since April 17, 2023 and as Chief Executive Officer of the Company since September 1, 2023, in accordance with the terms of an employment agreement dated December 23, 2022, as amended, which agreement has been replaced by the Employment Agreement. The Employment Agreement provides that Mr. Bagerdjian will continue to serve as the President and Chief Executive Officer of the Company for a term beginning as of July 18, 2025 and ending on the fifth anniversary, which is July 18, 2030 (the “Initial Term”). On the day following the last day of the Initial Term and each anniversary thereof, the term of the Employment Agreement will be extended automatically for additional one-year periods (each, a “Renewal Period”) on the same terms and conditions, except as may be modified in writing by both parties. Either party may give the other party written notice of its decision not to renew the term of the Employment Agreement at least 180 days prior to the end of the Initial Term or any Renewal Period, as the case may be. The Company may terminate Mr. Bagerdjian’s employment at any time for cause, or with 180 days written notice without cause.

Mr. Bagerdjian’s initial annual base salary under the Employment Agreement is $314,000 per year as of July 18, 2025, with annual 5% automatic increases over a 5-year term (which 5% increases shall include any milestone salary increases to his base salary based on meeting certain revenue targets described below). Mr. Bagerdjian is eligible to receive additional $50,000 increases to his annual base salary based on the Company’s performance as measured by quarterly revenue metrics (provided that the Company’s quarterly revenue excludes one-time other income items, such as the sale of certain assets) when quarterly revenue hits each of the following: $3.75 million; $6.25 million; $12.5 million; $18.75 million; and $25 million.

In addition to his salary, each year during the term of employment, on the anniversary of the renewal date of the Employment Agreement, Mr. Bagerdjian will be eligible to receive an annual performance bonus, payable in cash for each fiscal year during the term of employment, in an amount determined by the Board of Directors (the “Board”) based upon certain key performance indicators agreed to by Mr. Bagerdjian and the Company annually.

As part of the Employment Agreement, Mr. Bagerdjian was awarded 37,500,000 restricted stock units (“RSUs”), which shall vest upon (i) the Company’s share price being at or above the following levels for 60 consecutive calendar days (“Trigger Date”) and (ii) the earlier of (x) the Company having at least three times the necessary tax withholding amount in available cash or (y) six months following the Trigger Date, vesting as follows: 2,500,000 RSUs will vest at a share price of $0.10; 5,000,000 RSUs will vest at a share price of $0.15; 7,500,000 RSUs will vest at a share price of $0.20; 10,000,000 RSUs will vest at a share price of $0.25; and 12,500,000 RSUs will vest at a share price of $0.30. Mr. Bagerdjian was previously awarded a special equity incentive grant of 6,500,000 RSUs, of which 3,500,000 RSUs have vested, and the remaining 3,000,000 RSUs will vest on April 17, 2026, in accordance with the terms originally granted. In the event Mr. Bagerdjian is terminated by the Company without cause, all unvested RSUs at such time will immediately vest as of the termination date, and if Mr. Bagerdjian is serving in good standing and there is a “change of control” (as defined in the respective RSU award agreements), all unvested RSUs will vest immediately prior to said change of control.

Mr. Bagerdjian is entitled to participate in the Company’s other benefit programs generally available to employees of the Company. The Employment Agreement contains customary non-disclosure, non-solicitation, non-disparagement and non-competition obligations.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Director

On October 10, 2025, Dr. Duke W. Fu, age 46, was appointed to our Board as a director, with a term effective as of October 10, 2025 and expiring at the Company’s annual meeting of shareholders in 2026 or at Dr. Fu’s earlier resignation or removal. The Board determined that Dr. Fu meets the independence criteria set forth by the Nasdaq Capital Market, and appointed Dr. Fu to the audit committee of the Board.

Dr. Fu is a seasoned pharmaceutical executive and Board-Certified Nuclear Pharmacist with over two decades of experience in nuclear medicine, radiopharmaceutical operations, and GMP-compliant manufacturing. Dr. Fu holds a Doctor of Pharmacy and a Master of Business Administration from The University of New Mexico and has a Post Doctorate Specialization as a Board-Certified Nuclear Pharmacist from Purdue University. His career spans CEO and other leadership roles in healthcare distribution, nuclear pharmacy management, and innovative startup scaling, with a proven track record of driving operational excellence, regulatory compliance, and market expansion. Dr. Fu brings deep expertise in cGMP production, and public board directorship. Since 2015, Dr. Fu has served as the chief executive officer of Green Therapeutics and held the positions of interim chief executive officer and chief operating officer of Australis Capital from 2020 to 2022.  Previously, Dr. Fu was a managing partner at Biotech Pharmacy, which was acquired by Cardinal Health in 2009.  Dr. Fu subsequently continued as a manager at Cardinal Health. In both roles, Dr. Fu oversaw nuclear pharmaceutical manufacturing and the commercial development of novel nuclear imaging and therapeutic agents.

In connection with Dr. Fu’s appointment as a director, the Company and Dr. Fu entered into a Board Appointment and Compensation Agreement dated October 10, 2025 pursuant to which the Board agreed to compensate Dr. Fu with 250,000 RSUs for each annual term served, with the vesting commencement date to be July 11, 2026 for the initial 250,000 RSU grant. Each annual term shall continue until the next annual shareholders’ meeting but shall not exceed one calendar year. The Company further agreed to reimburse Dr. Fu for actual out-of-pocket expenses reasonably incurred in connection with Dr. Fu’s participation on the Board.

Neither Dr. Fu nor any members of his immediate family have any relationship with the Company or its subsidiaries prior to the date hereof which is required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Dr. Fu and any other persons pursuant to which Dr. Fu was selected as a director of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change.

On October 14, 2025, the Board approved changes to the Company’s bylaws (the “Bylaws”), which are summarized below, and which are attached in full as an exhibit hereto.

Section 2.02 of the Bylaws regarding “Special Meetings” was revised to clarify that no business may be transacted at a special meeting other than the business specified in the notice to shareholders. In addition, Section 2.02 now also provides that the Company may postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the chairman of the Board or by the secretary of the Company upon direction from the Board.

A new Section 2.04 was added regarding “Advance Notice Procedures for Business Brought Before a Meeting” and a new Section 2.05 was added regarding “Advance Notice Procedures for Nominations of Directors,” and the numbering of subsequent Article Two sections have been adjusted accordingly. Section 2.04 provides that at an annual meeting of shareholders, only business that has been properly brought before the meeting will be conducted and sets forth the way to provide timely and proper notice. Section 2.05 provides the procedures for which a nomination to the Board must be submitted, and specifies that Board nominees may only be at the direction of the Board or any committee or persons authorized to do so by the Board or the Bylaws, or by a shareholder present in person who was a beneficial owner of shares of the Company both at the time of giving the notice provided for in Section 2.05 and at the time of the meeting, who is entitled to vote at the meeting and who has otherwise complied with the provisions Section 2.05 as to such notice and nomination requirements.

A new Section 3.14 was added permitting the Board to appoint advisory directors to serve as consultants to the Board based upon their business or technical expertise and on such terms as the Board deems appropriate. Any advisory directors must agree in writing to not use any proprietary and/or confidential information to the detriment of the Company and disclose any potential conflicts of interest.

Section 5.04 of the Bylaws was revised to provide that shareholders may take action by less than unanimous written consent if such consent is in writing and is signed by the holder(s) of shares having at least the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on the action were present and voted. The Company is required to promptly give notice of the taking of an action by less than unanimous written consent to each shareholder who did not consent in writing to the action.

A new Section 8.07 was added to the Bylaws regarding “Indemnification,” a new Section 8.08 was added to the Bylaws regarding “Insurance,” and the numbering of subsequent sections of Article Eight have been adjusted. Section 8.07 regarding “Indemnification” provides the Company will indemnify its directors, officers and other persons referenced in the Company’s certificate of formation to the fullest extent permitted by the Texas Business Organizations Code and may indemnify any other person whom it has the power to indemnify against liability or reasonable expense. Section 8.07 also provides that no later than one year from the date that the Company indemnifies or advances expenses to a director of the Board, the Company will give a written report of such indemnification or advancement to the shareholders.

A new Section 8.08 regarding “Insurance” provides that the Company may, at the discretion of the Board, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company.

Former Section 8.07 of the Bylaws, which is now numbered as Section 8.09, previously provided that any director, committee member, officer, or agent could resign at a Board meeting or by written notice. As revised, the section no longer specifies that such a resignation can be done at a Board meeting.

References throughout the Bylaws to specific sections of the Texas Uniform Commercial Code have been replaced in each section with a general reference to the Texas Business Organizations Code, and references to the Company’s articles of incorporation were changed to the Company’s certificate of formation.

The foregoing description of the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of International Isotopes Inc., effective as of October 14, 2025.

10.1	Executive Employment Agreement, dated October 10, 2025, between the Company and Shahe Bagerdjian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2025	INTERNATIONAL ISOTOPES INC.

	By:	/s/ Shahe Bagerdjian
	Name:	Shahe Bagerdjian
	Title:	President and Chief Executive Officer